                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box: [ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule
    14A-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              CAVALIER HOMES, INC.
 ----------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

 ----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]      No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies: Common Stock, par value $0.10 per share, of Cavalier Homes, Inc. ("Cavalier Shares")

         (2)      Aggregate number of securities to which transaction applies:
                  19,944,670, being the number of Cavalier Shares issued and outstanding as of March 23, 1998.

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  Not applicable.

         (4) Proposed maximum aggregate value of transaction: Not applicable.

         (5)      Total fee paid: Not applicable.

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:

         (2)      Form, Schedule or Registration Statement no.:

         (3)      Filing Party:

         (4)      Date Filed:

                                 APRIL 10, 1998

Dear Stockholder:

         You are cordially invited to join us at our 1998 Annual Meeting of Stockholders to be held on Wednesday, May 20, 1998, beginning at 10:00 A.M., C.D.T., at The Summit Club, Suite 3100, AmSouth-Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama. At the meeting, we will consider the election of directors, the selection by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company, and any other business as may properly come before the Annual Meeting.

         Stockholders of the Company who are unable to be present personally at the Annual Meeting may vote by proxy. The enclosed Notice and Proxy Statement contain important information concerning the matters to be considered, and we urge you to review them carefully. You will also find enclosed a copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997, which we encourage you to read.

         It is important that your shares be voted at the meeting. Accordingly, whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed form of proxy promptly so that the Company may be assured of the presence of a quorum. If you attend the meeting and wish to vote your shares personally, you may revoke your proxy.

         We look forward to seeing you on May 20th.

                                  Sincerely yours,

                                  CAVALIER HOMES, INC.

                                  /s/ Barry B. Donnell

                                  Barry B. Donnell
                                  Chairman of the Board

                                  /s/ David A. Roberson

                                  David A. Roberson
                                  President and Chief Executive Officer

                              CAVALIER HOMES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 20, 1998

TO THE STOCKHOLDERS OF CAVALIER HOMES, INC.:

         The Annual Meeting of Stockholders of Cavalier Homes, Inc., a Delaware corporation (the "Company"), will be held at The Summit Club, Suite 3100, AmSouth-Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama, on Wednesday, May 20, 1998, at 10:00 A.M., C.D.T., for the following purposes:

         (1)      To elect nine directors;

         (2) To consider the ratification and approval of the appointment by the Board of Directors of Deloitte & Touche LLP as independent public accountants for the Company; and

         (3) To transact such other business as may properly come before the meeting.

         Details respecting these matters are set forth in the accompanying Proxy Statement.

         Holders of record of the Common Stock of the Company at the close of business on March 23, 1998, are entitled to notice of and to vote at the Annual Meeting. A list of the stockholders of the Company who are entitled to vote at the Annual Meeting will be available for inspection for a period of ten days prior to the Annual Meeting at 800 Shades Creek Parkway, Birmingham, Alabama, and at the Annual Meeting, for any purpose germane to the meeting. The meeting may be adjourned from time to time without notice other than such notice as may be given at the meeting or any adjournment thereof, and any business for which notice is hereby given may be transacted at any such adjourned meeting.

         You are cordially invited to attend the Annual Meeting of the Stockholders of your Company, and we hope you will be present at the meeting.

         WHETHER YOU PLAN TO ATTEND OR NOT, PLEASE SIGN AND RETURN THE ENCLOSED FORM OF PROXY SO THAT THE COMPANY MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE MEETING. A postage-paid envelope is enclosed for your convenience in returning your proxy to the Company.

                       BY ORDER OF THE BOARD OF DIRECTORS

                                /s/ Michael R. Murphy

                                    Michael R. Murphy
                                       Secretary

Post Office Box 540
Highway 41 North and Cavalier Road
Addison, Alabama 35540
April 10, 1998

                              CAVALIER HOMES, INC.
                               POST OFFICE BOX 540

                       HIGHWAY 41 NORTH AND CAVALIER ROAD
                             ADDISON, ALABAMA 35540

                                 PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD MAY 20, 1998

         The accompanying proxy is solicited on behalf of the Board of Directors of Cavalier Homes, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders and any adjournments thereof (the "Annual Meeting") to be held at The Summit Club, Suite 3100, AmSouth-Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama, on Wednesday, May 20, 1998, at 10:00 A.M., C.D.T. This Proxy Statement and the enclosed form of proxy are first being mailed or given to stockholders on or about April 10, 1998.

                               GENERAL INFORMATION

OUTSTANDING VOTING SHARES; VOTING PROCEDURES

         Holders of record of the Common Stock of the Company outstanding at the close of business on March 23, 1998, are entitled to notice of, and to vote at, the Annual Meeting. A total of 19,944,670 shares of Common Stock were outstanding on such date and will be entitled to vote at the Annual Meeting. Each holder of shares of Common Stock entitled to vote has the right to one vote for each share held of record on the record date for each matter to be voted upon.

         The presence, in person or by proxy, of a majority of the outstanding shares of Common Stock of the Company entitled to vote, consisting of at least 9,972,336 shares, is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed proxy will be treated as present at the Annual Meeting for purposes of determining the presence or absence of a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by "broker non-votes" will be treated as present for purposes of determining a quorum. In accordance with the Amended and Restated Bylaws of the Company, as amended (the "Bylaws"), the nine nominees receiving the highest vote totals will be elected as directors of the Company. Accordingly, assuming the presence of a quorum, abstentions and broker non-votes will not affect the outcome of the election of directors at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company present in person or represented by proxy at the Annual Meeting and entitled to vote thereon is required (i) for the approval and ratification of the selection of the Company's independent auditors, and (ii) for approval of all other matters. Abstentions and broker non-votes will be included for purposes of determining whether the requisite number of affirmative votes have been cast with respect to the ratification of the selection of the Company's independent auditors and approval of any other matters coming before the stockholders meeting; and, accordingly, will have the same effect as a negative vote.

VOTING YOUR PROXY

         Proxies, in the form enclosed, properly executed by a stockholder and returned to the Board of Directors of the Company, with instructions specified thereon, will be voted at the Annual Meeting in accordance with such instructions. If no specification is made, a properly executed proxy will be voted in favor of:

         (i) The election to the Board of Directors of the nine nominees named in this Proxy Statement; and

         (ii) The ratification of action taken by the Board of Directors in selecting Deloitte & Touche LLP as independent public accountants for the Company.

         As of the date of this Proxy Statement, the Board of Directors knows of no business to be presented for consideration or action at the Annual Meeting other than the matters stated above. If any other matters properly come before the meeting, however, it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their best judgment on such matters.

         A stockholder may revoke a proxy by notice in writing delivered to the Secretary of the Company, Michael R. Murphy, at any time before it is exercised. A proxy may also be revoked by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not automatically revoke a proxy previously given to the Company.

COSTS OF SOLICITATION

         The cost of soliciting proxies, including the preparation, printing and mailing of this Proxy Statement, will be borne by the Company. The Company may reimburse investment bankers, brokers and other nominees for their expenses incurred in obtaining voting instructions from beneficial owners of Common Stock held of record by such investment bankers, brokers and other nominees; however, the Company has not entered into any written contract or arrangement for such repayment of expenses. In addition to the use of mails, proxies may be solicited by personal interview, telephone or facsimile machine by the directors, officers and employees of the Company, without additional compensation.

                              ELECTION OF DIRECTORS

         The Bylaws of the Company provide for a Board of Directors of not fewer than one nor more than ten members, the exact number to be determined by resolution of the Board of Directors or the stockholders. The present Board of Directors has fixed the number of directors at nine members and proposes the election of the nine persons listed below, each of whom has consented to being named and to serving in such capacity as directors until the next Annual Meeting of Stockholders and until their successors are duly elected and shall have qualified. Unless otherwise directed, it is intended that shares of Common Stock represented by all proxies received by the Board of Directors will be voted in favor of the nominees listed below. Should any such nominee become unable or decline to accept election, which is not anticipated, it is intended that such shares of Common Stock will be voted for the election of such person or persons as the Board of Directors may recommend.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE NOMINEES SET FORTH BELOW.

         The following table sets forth certain information concerning each nominee, each of whom is currently serving as a director:

Name                               Age          Principal Occupation                   Director Since
----                               ---          --------------------                   --------------
Thomas A. Broughton, III           42           President of First Commercial               1986
                                                Bank (a state banking corporation)

Barry B. Donnell                   58           Chairman of the Board                       1986
                                                of the Company

Lee Roy Jordan                     56           President of Lee Roy Jordan                 1993
                                                Redwood Lumber Company
                                                (lumber supply business) and
                                                Southern Valve Services, Inc.
                                                (remanufacturer and installer
                                                of industrial valves)

A. Douglas Jumper, Sr.             66           President of S & J Steel Builders, Inc.     1997

Mike Kennedy                       38           Senior Vice President of                    1997
                                                Administration of
                                                Belmont Homes, Inc.

John W Lowe                        56           Partner, Lowe, Mobley                       1984
                                                & Lowe (law firm)

Gerald W. Moore                    65           Certified Public Accountant                 1996

Michael R. Murphy                  52           Vice President, Chief Financial             1997
                                                Officer and Secretary-Treasurer
                                                 of the Company

David A. Roberson                  41           President and Chief Executive               1996
                                                Officer of the Company

         Messrs. Jumper and Kennedy became members of the Board of Directors effective upon the merger involving Belmont Homes, Inc. ("Belmont"), pursuant to which Belmont became a wholly owned subsidiary of the Company as of December 31, 1997. The Estate of Mr. Kennedy's father, Jerold Kennedy (former President and Chief Executive Officer of Belmont), an Alabama corporation that originally owned the initial Belmont manufacturing facility ("BHIA"), certain other corporate entities (the "Other Corporations"), and certain other individual officers, employees, agents and directors of BHIA, Belmont and the Other Corporations, have been sued in the Circuit Court of Madison County, Alabama (Case Number CV 97-2297) by three individuals who state that they formerly owned a majority of the stock of BHIA, alleging breach of fiduciary duties, misrepresentation, deceit, suppression and civil conspiracy in connection with the sale of their stock in BHIA in February 1989. In addition to certain other allegations, these plaintiffs claim that Jerold Kennedy, along with others who allegedly conspired with him, misrepresented and omitted certain facts to them regarding his attempts to hire a production manager, that Belmont later hired the production manager, and that the plaintiffs would not have sold their stock in BHIA in the absence of these alleged misrepresentations and omissions. The plaintiffs request in their complaint an unspecified amount of compensatory and punitive damages and/or equitable relief, including a constructive trust, and have also filed a separate claim against the Estate of Jerold Kennedy in the Probate Court of Franklin County, Alabama (Case Number 97-051), alleging essentially the same facts and seeking substantial compensatory damages and punitive damages and a constructive trust over the stock held in the estate. For further information regarding these proceedings, see the Company's Annual Report on Form 10-K for the year ended December 31, 1997, under the heading "Legal Proceedings."

         Each nominee for the Board of Directors listed above has occupied the position indicated for at least the last five years, with the exception of Messrs. Kennedy, Murphy and Roberson. Mr. Kennedy was a sales representative for Fabwell, Inc., a metal fabricating company, from March 1990 until October 1993. Since October 1993, Mr. Kennedy has served Belmont in various capacities, including as Acting Senior Vice President of Administration from March 31, 1997 to September 5, 1997, and as Senior Vice President of Administration of Belmont from September 5, 1997 to present. Mr. Kennedy served as a director of Belmont from July 31, 1997 to December 31, 1997. Mr. Jumper served as Chairman of the Board of Directors of Belmont from 1993 to December 31, 1997. Mr. Jumper is also a director of BancorpSouth, Inc., a bank holding company headquartered in Tupelo, Mississippi, and River Oaks Furniture, Inc., a furniture manufacturer headquartered in Belden, Mississippi. Mr. Murphy was Controller of Peerless Coatings, Inc. for the five years prior to his joining the Company in June 1995 as Corporate Controller. Mr. Murphy served in that capacity until his appointment as the Company's Chief Financial Officer and Secretary-Treasurer in October 1996. Mr. Roberson served as the Company's Chief Financial Officer and Secretary-Treasurer prior to becoming President and Chief Executive Officer in October 1996.

INFORMATION REGARDING BOARD OF DIRECTORS AND COMMITTEES

         During 1997, the Board of Directors of the Company held four regular and two special meetings and two meetings in which the directors participated by conference telephone. Each director attended at least 75% of the aggregate of the number of meetings of the Board of Directors and the number of meetings of all committees on which he served held in 1997.

         The Company currently pays each nonemployee director $2,500, and each director who is employed by the Company $1,250, for each regular Board meeting at which he is in attendance. Each director who participates in a telephone conference Board meeting receives $250 per meeting. Directors who are members of committees also receive $750 for attendance for each committee meeting held on a date when no Board meeting is held and $250 for each committee meeting held by conference telephone. Directors are also reimbursed for travel and out-of-pocket expenses incurred in connection with attending Board and committee meetings.

         Pursuant to the Company's 1993 Amended and Restated Nonemployee Directors Stock Option Plan (the "Nonemployee Directors Plan"), options to purchase 20,000 shares of Common Stock are granted to each nonemployee director upon first being elected to the Board of Directors. In addition to such initial grants, annually on January 15, each nonemployee director who has served as a director of the Company during the calendar year immediately preceding such date receives an option to purchase 5,000 shares of Common Stock; provided, however, that no director of the Company may be granted options to purchase more than 125,000 shares of stock under the Nonemployee Directors Plan. In January 1998, the Board of Directors amended the Nonemployee Directors Plan to provide that the annual grant in subsequent years would be made as of the second business day in January rather than as of January 15. All such options are granted at an exercise price equal to the fair market value of the Common Stock on the date of grant. Options granted under the Nonemployee Directors Plan generally have a term of ten years, and are exercisable at any time beginning six months after the date of grant; provided, however, that no option is exercisable unless at all times during the period from the date of grant and ending twelve months before the date of exercise, the optionee was a director of the Company.

         The Board of Directors has two standing committees: the Compensation Committee and the Audit Committee. The Compensation Committee, which held seven meetings during 1997, is currently composed of Thomas A. Broughton, III, Lee Roy Jordan, John W Lowe and Gerald W. Moore. The Compensation Committee administers the Company's stock option plans (other than the Nonemployee Directors Plan) and sets the compensation of the executive officers of the Company. In certain instances when the Compensation Committee needs to take actions that are designed to meet exemptions provided for stock awards under Section 16(b) and Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or to permit the deductibility by the Company of executive compensation in excess of $1,000,000 under Section 162(m) of the Internal Revenue Code of 1986, as amended, and all members of the Compensation Committee do not meet the definition of "Non-employee Directors" or "Outside Directors" under Rule 16b-3 and Section 162(m), respectively, these actions may be taken by separate committees or sub-committees of the Board of Directors or the Compensation Committee or may otherwise be structured to meet the requirements of these rules. During 1997, Messrs. Jordan and Moore functioned as the Non-employee Director Sub-committee for purposes of Rule 16b-3 and held one meeting. Messrs. Jordan and Broughton functioned as the Outside Directors Sub-committee for purposes of Section 162(m) and held one meeting. These directors received no additional compensation for serving in these capacities.

         The Audit Committee held two meetings during 1997. The Audit Committee is currently composed of Thomas A. Broughton, III, Lee Roy Jordan, John W Lowe and Gerald W. Moore. The Audit Committee, among other things, recommends the selection each year of the Company's independent public accountants, reviews and evaluates the Company's financial statements for reliability and informativeness, reviews the external and internal audit procedures, scope and controls practiced by the Company's independent public accountants and its internal accounting personnel, and evaluates the services performed and fees charged by the Company's independent public accountants to determine, among other things, that the non-audit services performed by such auditors do not compromise their independence.

                    RATIFICATION AND APPROVAL OF APPOINTMENT
                        OF INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors of the Company has unanimously selected, subject to ratification by the stockholders, the accounting firm of Deloitte & Touche LLP as the independent public accountants for the Company for fiscal year 1998. Deloitte & Touche LLP has served as the Company's auditors since 1984. Ratification of the selection of auditors is being submitted to the stockholders of the Company because the Board of Directors believes it is an important corporate decision in which stockholders should participate. If the stockholders do not ratify the selection of Deloitte & Touche LLP or if Deloitte & Touche LLP shall decline to act, resign or otherwise become incapable of acting, or if its engagement is otherwise discontinued, the Board of Directors will select other auditors for the period remaining until the 1999 Annual Meeting of Stockholders when engagement of auditors is expected to again be subject to ratification by the stockholders at such meeting.

         Representatives of Deloitte & Touche LLP will be in attendance at the Annual Meeting and will be provided an opportunity to address the meeting and to respond to appropriate questions from stockholders.

         THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION AND APPROVAL OF DELOITTE & TOUCHE LLP.

                  EXECUTIVE OFFICERS AND PRINCIPAL STOCKHOLDERS

EXECUTIVE OFFICERS

         The following table sets forth certain information concerning the executive officers of the Company, who are elected annually by the Board of
Directors:

Name                               Age                   Position with the Company
----                               ---                   -------------------------
David A. Roberson                  41                    President and Chief Executive Officer

Barry B. Donnell                   58                    Chairman of the Board

Michael R. Murphy                  52                    Vice President, Chief Financial Officer
                                                           and Secretary-Treasurer

         Messrs. Roberson's, Donnell's and Murphy's business experience is set forth above under the heading "Election of Directors."

OWNERSHIP OF EQUITY SECURITIES

         Set forth below is information as of March 23, 1998, with respect to the beneficial ownership of the Common Stock of the Company by (a) each of the directors of the Company (which directors also constitute the nominees for election as directors at the Annual Meeting), (b) the Company's President and Chief Executive Officer and the two other executive officers of the Company during the fiscal year ended December 31, 1997, and (c) all directors and executive officers of the Company as a group.

           Name of                           Amount and Nature of
      Beneficial Owner                       Beneficial Ownership       Percent of Class(1)
      ----------------                       --------------------       -----------------
Thomas A. Broughton, III                           143,224(2)                    *%

Barry B. Donnell                                   828,595(3)                  4.1%

Lee Roy Jordan                                      53,514(4)                    *%

A. Douglas Jumper, Sr                              518,749(5)                  2.6%

Mike Kennedy                                        28,600(6)                    *%

John W Lowe                                        175,001(7)                    *%

Gerald W. Moore                                     23,500(8)                    *%

Michael R. Murphy                                   63,956(9)                    *%

David A. Roberson                                  173,550(10)                   *%

Directors and Executive Officers
      as a Group (nine persons)                  2,008,689(11)                 9.8%

     The following entity has reported ownership in the Company at a level of greater than 5%, according to statements on Form 13G as filed by such entity with the Securities and Exchange Commission:

           Name of                           Amount and Nature of
      Beneficial Owner                       Beneficial Ownership                        Percent of Class
      ----------------                       --------------------                        ----------------
Thomson Horstmann & Bryant, Inc.
   Park 80 West, Plaza Two
   Saddle Brook, NJ 07663                         1,517,451(12)                                7.6%


------------------

     * Represents beneficial ownership of less than 1% of the outstanding shares of the Company's Common Stock.

         (1) Beneficial ownership in the foregoing table is based upon information furnished by the persons listed. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of March 23, 1998, that such person or group has the right to acquire within sixty days after such date, or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing beneficial ownership and the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within sixty days after such date are shares for which such person has beneficial ownership and are deemed to be outstanding for purposes of computing the percentage for such person, but are not deemed to be outstanding for the purpose of computing the percentage of any other person. Except as otherwise indicated in these notes to the foregoing table, the beneficial owners named in the table have sole voting and investment power with respect to the shares of Common Stock reflected.

         (2)Includes 16,477 shares beneficially owned in an Individual Retirement Account and 80,857 shares issuable pursuant to stock options presently exercisable as of March 23, 1998, or within 60 days thereafter.

         (3)Includes 250,000 shares issuable pursuant to stock options presently exercisable as of March 23, 1998, or within 60 days thereafter, 15,000 shares held by the Donnell Foundation, of which Mr. Donnell is co-trustee, and 80 shares held by T&C Investments Club, in which Mr. Donnell is a member.

         (4)Includes 53,514 shares issuable pursuant to stock options presently exercisable as of March 23, 1998, or within 60 days thereafter.

         (5)Includes 400 shares issuable pursuant to stock options presently exercisable as of March 23, 1998, or within 60 days thereafter.

         (6)Includes 9,600 shares issuable pursuant to stock options presently exercisable as of March 23, 1998, or within 60 days thereafter.

         (7)Includes 46,484 shares issuable pursuant to stock options presently exercisable as of March 23, 1998, or within 60 days thereafter.

         (8)Includes 22,250 shares issuable pursuant to stock options presently exercisable as of March 23, 1998, or within 60 days thereafter.

         (9)Includes 62,500 shares issuable pursuant to stock options presently exercisable as of March 23, 1998, or within 60 days thereafter.

         (10)Includes 4,218 shares beneficially owned in an Individual Retirement Account and 7,876 shares owned by the minor children of Mr. Roberson. Includes 125,000 shares issuable pursuant to stock options presently exercisable as of March 23, 1998, or within 60 days thereafter.

         (11)See notes 1-10 above.

         (12)As of March 30, 1998, Thomson Horstmann & Bryant, Inc., a registered investment advisor, reported having sole voting power of 967,359 of such shares, shared voting power of 28,103 of such shares and sole dispositive power of all 1,517,451 of such shares.

                             EXECUTIVE COMPENSATION

         The following tables, graphs and other information provide details concerning executive compensation.

PERFORMANCE GRAPH

         The following indexed graph compares the yearly percentage change in the Company's cumulative total stockholder return on its Common Stock with the cumulative total return of (i) the Standard and Poor's 500 Stock Index and (ii) a group of public companies, each of which is engaged in the business of designing, producing and selling manufactured homes. The industry group companies included in the index are Champion Enterprises, Inc., Clayton Homes, Inc., Fleetwood Enterprises, Inc., Kit Manufacturing Company, Liberty Homes, Inc., Nobility Homes, Inc., Oakwood Homes Corporation, Schult Homes Corporation and Skyline Corporation.

                         1992     1993     1994     1995     1996     1997
                         ----     ----     ----     ----     ----     ----
Cavalier Homes, Inc.    100.00   134.63    96.59   232.62   243.38   208.88
S & P 500               100.00   110.08   111.53   153.45   188.68   251.63
Peer Group              100.00   112.38    98.48   155.36   157.29   210.01


REPORT OF THE COMPENSATION COMMITTEE

         GENERAL. The Compensation Committee of the Board of Directors currently consists of four directors, Thomas A. Broughton, III, Lee Roy Jordan, John W Lowe and Gerald W. Moore. The Compensation Committee is responsible for establishing the base salary and annual bonus of the Company's executive officers. The Compensation Committee also administers the terms, conditions and policies of, and the benefits granted under, the Company's 1988 Nonqualified Stock Option Plan, the 1986 Long Term Incentive Compensation Plan, the 1993 Amended and Restated Nonqualified Stock Option Plan, the Employee Stock Purchase Plan (the "ESPP"), the 1996 Key Employee Incentive Stock Option Plan (the "1996 Plan") and the Executive Incentive Compensation Plan (the "EICP"). The Compensation Committee is also responsible for administering options granted under the Belmont Homes, Inc. 1994 Incentive Stock Plan that were converted in the merger involving Belmont into options to purchase shares of the Company's Common Stock.

         COMPENSATION POLICIES. The Compensation Committee believes that the most effective executive compensation program is one which provides incentives to achieve both increased current profitability and longer term stockholder value. In this regard, the Compensation Committee believes executive compensation should be comprised of a reasonable annual base salary and an annual cash bonus program that rewards the executive officers in a manner directly related to the annual profitability of the Company. The Compensation Committee further believes that annual base salary and bonus arrangements should be supplemented with equity-based programs, pursuant to which the Company affords the ownership and retention of the Company's Common Stock by its executive officers and other key employees. The Compensation Committee endorses the proposition that equity ownership by management is beneficial because it aligns management's and stockholders' interest in the enhancement of stockholder value. In general, considering the cyclical nature of the manufactured housing industry and the Company's business, the philosophy of the Compensation Committee has been to design a compensation system comprised of a cash component that is conservative when the Company's operations are marginal and rewarding when its operations are good, and an equity component that provides the executive officers with a strong incentive to manage the Company's operations with a view towards maintaining and increasing stockholder value. The Compensation Committee feels that the combination of these programs helps to assure that the Company's executive officers and other key employees have a meaningful stake in the Company, its value, and its long-term and short-term performance.

         The Compensation Committee determines base salary, bonus and other components of executive compensation upon the basis of corporate performance, judged by revenues, earnings, stock trading prices, and strategies, and on the basis of the Compensation Committee's subjective perception of a particular executive's performance and worth to the Company, the Company's past compensation practices and a comparison of the Company's executive compensation with the compensation paid by other companies in the same industry (which generally are the companies included in the industry group included in the index for the performance graph set forth above) and, to a lesser extent, a random selection of other companies. In making executive compensation decisions, the Compensation Committee considers the views of Mr. Roberson and Mr. Donnell and information provided by them. The Compensation Committee has established target levels of incentive net income as defined under the EICP to be used in judging corporate performance for purposes of its annual bonus arrangements.

         Generally, base salaries for executive officers have been fixed at levels which are comparable to the base salaries for persons in similar positions in other companies in the manufactured housing industry. Bonuses are payable under the EICP based on performance in comparison to targets previously set by the Compensation Committee. Stock options are the component of executive compensation that is designed to motivate executives to improve the long-term performance of the Company and the Common Stock in the market, to encourage the Company's executives to achieve superior results over the longer term and to align executive officers' and stockholders' interests. The Compensation Committee's decisions respecting stock option grants generally are made using the same criteria discussed above, and take into consideration the number of unexercised options held by the executive officers, exercise prices and market prices of the Company's Common Stock.

         In late 1997 and early 1998, the Compensation Committee, with the assistance of an executive compensation consultant, undertook a review of its execution compensation policies and implemented certain changes that will take effect in 1998. The Compensation Committee decided to raise the base salaries of its executive officers, but to lower significantly the amount of cash bonuses that could be earned by the executives under the EICP and to revise the formula for earning bonuses under the EICP in a manner that is designed to increase the risk to the executives in earning the bonus payments. In addition, the Compensation Committee implemented the long-term incentive feature provided for under the EICP. The Compensation Committee believes these changes are beneficial because they are designed to lower the cash component of executive compensation, to enhance the executive's incentive by increasing the risk associated with the non-salary component of cash compensation, and to increase the executive's focus on the Company's long-term performance.

         CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Roberson's compensation for 1997 was established according to the policies, bases and relationships to corporate performance that are discussed above as being applicable to the Company's executive officers generally. Mr. Roberson's base salary of $200,000 per annum was fixed in 1997. In addition, Mr. Roberson earned an annual incentive bonus in accordance with the provisions of the EICP and was granted an option to purchase 62,500 shares of the Company's Common Stock at its then fair market value (in addition to the repricing of another option as further described below).

         STOCK OPTION REPRICINGS. In January 1997, the Compensation Committee effected a repricing of certain options granted in 1996 to Mr. Roberson and Mr. Murphy under the Company's 1996 Plan. During the latter part of 1996, many of the stocks of publicly traded companies in the Company's industry had experienced significant declines in market value, which declines also affected the Company's stock, notwithstanding record financial performance by the Company. The Company's stock price may also have been adversely affected by the death of the Company's President and Chief Executive Officer, Mr. Jerry F. Wilson, in October of 1996. The Compensation Committee believed, in light of the death of Mr. Wilson, that management of the Company was facing new challenges during the transition period, that Mr. Roberson and Mr. Murphy in particular would be taking on substantial new duties, and that it was in the best interest of the Company and its stockholders that the key employees of the Company, including Mr. Roberson and Mr. Murphy, be properly compensated and highly incentivized during this period. The Compensation Committee was concerned that the decline in the Company's stock price was substantial and that the outstanding stock options held by key employees of the Company did not further these goals, particularly in light of the Company's recent performance and the performance of management. The Compensation Committee also took into account that the aggregate cash compensation to the Company's executive officers was expected to be less in 1997 as compared to 1996, primarily because of a change in certain factors used in calculating the available pool for bonuses payable under the EICP following the death of Mr. Wilson. In light of all these factors, the Compensation Committee believed that canceling these outstanding options and granting replacement options at the current fair market value would help restore the compensation and incentive purposes of the options. In January 1998, the Company's Board of Directors adopted a policy that, in the event of any cancellation and repricing of options under the Company's 1996 Plan, the Company's Board of Directors will use all reasonable efforts to insure that the committee administering the Company's 1996 Plan requires that such cancellation and repricing be approved or ratified by the stockholders of the Company. See "Information Concerning Stock Options-Option Grants in Last Fiscal Year" and "Summary of Options Granted and Repriced During the Last Fiscal Year" below.

Members of the Compensation Committee:      Thomas A. Broughton, III, Chairman
                                            Lee Roy Jordan
                                            John W Lowe
                                            Gerald W. Moore

SUMMARY COMPENSATION TABLE

         The following summary compensation table sets forth information concerning compensation for services in all capacities, including cash and non-cash compensation, awarded to, earned by or paid to the Company's Chief Executive Officer and the other executive officers of the Company in each of the last three fiscal years, unless otherwise noted.


                                                                                              LONG-TERM
                                                                                            COMPENSATION
                                                                                            ------------
                                                                                               AWARDS
                                                                                               ------
                                                ANNUAL COMPENSATION                          SECURITIES
                                                -------------------                           UNDERLYING            ALL OTHER
  NAME AND PRINCIPAL POSITION                   YEAR       SALARY             BONUS             OPTIONS           COMPENSATION
  ---------------------------                   ----       ------             -----         -------------         ------------
David A. Roberson..........................     1997     $200,000(1)         $486,482           125,000(3, 4)       $ 9,688(6)
    President and Chief Executive Officer       1996     $180,000            $623,060            62,500             $ 3,438
                                                1995     $ 67,500            $336,404              None             $ 1,688

Barry B. Donnell...........................     1997     $200,000            $486,482           125,000(3)          $ 9,862(6)
    Chairman of the Board                       1996     $200,000            $855,417           125,000             $ 9,084
                                                1995     $ 84,000            $672,806              None             $ 8,571

Michael R. Murphy..........................     1997     $120,000(2)         $114,356            62,500(3, 5)       $ 8,438(6)
    Vice President, Chief Financial             1996     $ 60,000            $ 19,750            12,500             $   787
       Officer and Secretary-Treasurer          1995         --                 --                 None                --



         (1) Includes $21,250 that Mr. Roberson directed the Company to withhold and use to purchase 2,500 shares of the Company's Common Stock at a weighted average price of $8.50 per share pursuant to the terms of the ESPP.

         (2) Includes $11,440 that Mr. Murphy directed the Company to withhold and use to purchase 1,365 shares of the Company's Common Stock at a weighted average price of $8.38 per share pursuant to the terms of the ESPP.

         (3) Options granted to executive officers during 1997 were granted pursuant to the 1996 Plan.

         (4) Includes shares of Common Stock underlying an option to purchase 62,500 shares granted on January 17, 1997, which option replaced an option to purchase 62,500 shares originally granted on May 15, 1996.

         (5) Includes shares of Common Stock underlying an option to purchase 12,500 shares granted on January 17, 1997, which option replaced an option to purchase 12,500 shares originally granted on July 25, 1996.

         (6) Includes the following for 1997: (i) matching contributions made by the Company to its 401(k) plan during 1997 on behalf of each executive officer as follows: Messrs. Roberson, Donnell and Murphy in the amount of $1,688; (ii) directors' fees paid by the Company in 1997 to Mr. Roberson in the amount of $8,000, to Mr. Donnell in the amount of $8,000, and to Mr. Murphy in the amount of $6,750; and (iii) amounts paid in connection with certain split dollar agreements between Mr. Donnell, certain associates of Mr. Donnell, and the Company, which provide for the Company to be reimbursed for premiums paid for life insurance, less the amounts attributable to term insurance, upon the earlier of the cancellation of the policy or when the death benefits are paid. The amount reflected in the column includes the portion of the premium payment that is attributable to term insurance coverage for Mr. Donnell, which is $174, as determined by tables supplied by the Internal Revenue Service.

INFORMATION CONCERNING STOCK OPTIONS

1997 STOCK OPTION GRANTS

         During 1997, the Company granted options to purchase 312,500 shares of its Common Stock to its executive officers, of which options to purchase 75,000 shares resulted from the repricing of options previously granted, as summarized in the following tables. For a discussion of the repricing of options, see "Report of the Compensation Committee -- Stock Option Repricings."

                        OPTION GRANTS IN LAST FISCAL YEAR

                                       PERCENTAGE OF                                           POTENTIAL REALIZABLE VALUE
                           NUMBER      TOTAL OPTIONS                                           AT ASSUMED ANNUAL RATES OF
                       OF SECURITIES     GRANTED TO                                            STOCK PRICE APPRECIATION
                        UNDERLYING       EMPLOYEES    EXERCISE PRICE                                 FOR OPTION TERM*
                          OPTIONS        IN FISCAL      PER SHARE        EXPIRATION           ----------------------------
      NAME                GRANTED          YEAR          ($/SH)             DATE               5% ($)            10% ($)
-----------------     --------------   -------------  --------------  ----------------        ------         ------------
David A. Roberson        125,000(1)        14.6%        10.625        January 17, 2007        835,251           2,116,689

Barry B. Donnell         125,000           14.6%        10.625        January 17, 2007        835,251           2,116,689

Michael R. Murphy         62,500(2)         7.3%        10.625        January 17, 2007        417,625           1,058,345


         * The dollar gains under these columns result from calculations assuming 5% and 10% growth rates as set by the Securities and Exchange Commission and are not intended to forecast future price appreciation of the Company's Common Stock. The gains reflect future value based upon growth at these prescribed rates. Stock options have value to recipients, including the listed executives, only if the market price of the Company's Common Stock increases above the option exercise price reflected in the table during the period the option remains exercisable.

         (1) Includes shares of Common Stock underlying an option to purchase 62,500 shares granted on January 17, 1997, which option replaced an option to purchase 62,500 shares originally granted on May 15, 1996.

         (2) Includes shares of Common Stock underlying an option to purchase 12,500 shares granted on January 17, 1997, which option replaced an option to purchase 12,500 shares originally granted on July 25, 1996.

                     SUMMARY OF OPTIONS GRANTED AND REPRICED
                           DURING THE LAST FISCAL YEAR

                                                                                                               LENGTH OF
                                                                                                               ORIGINAL
                                                                                                               OPTION TERM
                                          NUMBER OF   MARKET PRICE OF    EXERCISE PRICE      NEW               REMAINING
                            DATE OF       OPTIONS     STOCK AT TIME OF   AT THE TIME        EXERCISE           AT DATE OF
       NAME               ADJUSTMENT      REPRICED                       REPRICING ($)     OF REPRICING ($)    PRICE ($)
       ----            ----------------   --------    ---------------    ----------------  ----------------    -------------
     REPRICING
     ---------
David A. Roberson      January 17, 1997    62,500          10.625           16.600           10.625             9 years and
                                                                                                                4 months

Michael R. Murphy      January 17, 1997    12,500          10.625           13.600           10.625             9 years and
                                                                                                                6 months

                  In addition to the above, the Company has repriced options to the following executive officers during the last ten years as summarized by the following table:

              SUMMARY OF OPTION REPRICINGS FOR THE PAST TEN YEARS1

                                                                                                                      LENGTH OF
                                                   NUMBER                                                             ORIGINAL
                                                OF SECURITIES          MARKET                                        OPTION TERM
                                                 UNDERLYING            PRICE OF       EXERCISE PRICE        NEW       REMAINING
                                   DATE OF         OPTIONS          STOCK AT TIME         AT TIME        EXERCISE    AT DATE OF
       NAME                      ADJUSTMENT       REPRICED         OF REPRICING ($)  OF REPRICING ($)    PRICE ($)   REPRICING
       ----                      ----------     -------------      ----------------  ----------------    ---------  ------------
David A. Roberson            November 26, 1990     73,242              0.682               1.246          0.682     7 Years and
                                                                                                                       5 Months
Jerry F. Wilson              July 25, 1996        125,000             13.600              16.600         13.600     9 Years and
 Former President and                                                                                                 10 Months
 Chief Executive Officer
 (Deceased)

                             November 26, 1990     73,242              0.682               1.331          0.682     7 Years and
                                                                                                                       5 Months

Barry B. Donnell             November 26, 1990     54,932              0.682               1.331          0.682     7 Years and
                                                                                                                       5 Months

Michael R. Murphy            July 25, 1996         12,500             13.600              16.600         13.600     9 Years and
                                                                                                                      10 Months

--------------
         (1) The share and exercise price numbers have been retroactively adjusted to reflect all stock splits of the Company's Common Stock that have been effected since 1990.

         During 1997, no options to purchase shares of Common Stock were exercised by the named executive officers. Stock options to purchase 312,500 shares were granted to these persons during 1997, and an aggregate of 437,500 shares were subject to stock options that were unexercised at the end of the year. The following table summarizes the foregoing:

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES

                                                                       NUMBER OF SECURITIES
                                                                            UNDERLYING        VALUE OF UNEXERCISED
                                                                            UNEXERCISED           IN-THE-MONEY
                                                                            OPTIONS AT          OPTIONS AT FISCAL
                                                                        FISCAL YEAR-END (#)       YEAR-END ($)
                                      SHARES ACQUIRED        VALUE         EXERCISABLE/           EXERCISABLE/
NAME                                  ON EXERCISE (#)    REALIZED ($)      UNEXERCISABLE         UNEXERCISABLE1
----                                  ---------------    ------------  --------------------   --------------------
David A. Roberson...............             --            $   --             125,000/0              $ 0 / $ 0
Barry B. Donnell................             --            $   --             250,000/0              $ 0 / $ 0
Michael R. Murphy...............             --            $   --              62,500/0              $ 0 / $ 0

         (1) A fair market value of $9.75 per share is used to calculate the value of unexercised options, which is based upon the closing sale price of the Company's Common Stock on the New York Stock Exchange on December 31, 1997, the final trading day of 1997. The actual value, if any, a person may realize as a result of an option will depend on the excess of the stock price over the exercise price on the date the option is exercised.

                        COMPENSATION COMMITTEE INTERLOCKS
                            AND INSIDER PARTICIPATION

         The following directors of the Company currently serve as members of the Compensation Committee: Thomas A. Broughton, III, Lee Roy Jordan, John W Lowe and Gerald W. Moore.

         Mr. Lowe is a partner in the law firm of Lowe, Mobley & Lowe, which rendered legal services to the Company and its subsidiaries during 1997 and which the Company expects to continue to render legal services during 1998. Mr. Lowe also has an ownership interest in certain entities that lease certain facilities to the Company, as described below. During 1997, the Company and its subsidiaries paid Lowe, Mobley & Lowe legal fees in the aggregate amount of $147,460.

         Cavalier Homes of Alabama ("Cavalier - Alabama"), a division of one of the Company's subsidiaries, leases a manufacturing facility, office premises and certain equipment from a partnership, the partners of which include the estate of the former President and Chief Executive Officer of the Company, Jerry F. Wilson, and John W Lowe, each of whom owns a one-third interest in such partnership. Mr. Lowe beneficially owns 175,001 shares (less than 1%) of the Common Stock of the Company. The lease was entered into in September 1984, and, after renewals, had an expiration date in August 1996. In 1996, Cavalier renegotiated the lease for a two-year term which expires in July 1998 and may be renewed for an additional three years at the option of Cavalier - Alabama. During 1997, Cavalier - Alabama made rental payments to such partnership in the aggregate amount of $180,000 and expects to make rental payments during 1998 in the aggregate amount of $198,000. Cavalier - Alabama has the option to purchase the leased property at any time during the term of the lease for $1,900,000. In August, 1997, Cavalier - Alabama purchased ten acres of the land subject to this lease for $200,000, and an additional adjacent parcel that was also owned by this partnership for $10,000. The Company believes that the payments made under the previous lease terms, the payments to be made under the renegotiated lease terms and the price paid for the property purchased from this partnership are reasonable compared to amounts that would be paid to an unaffiliated entity for similar properties.

         Cavalier - Alabama leases another manufacturing facility from a partnership, the partners of which include David A. Roberson, who owns a 10% interest in such partnership, and Jonathan B. Lowe and Michael P. Lowe, each of whom owns a 5% interest in such partnership and each of whom is a son of John W Lowe. The above-referenced partners of such partnership beneficially own, in the aggregate, 177,500 shares (less than 1%) of the outstanding Common Stock of the Company, not including the shares of Common Stock beneficially owned by John W Lowe. The lease, which was entered into effective in May 1993, expired in May 1997, at which time the lease automatically renewed for an additional four years. The lease provides for a base rent of $264,000 per year plus additional amounts that are based on certain market interest rates. During 1997, Cavalier -Alabama made rental payments to such partnership in the aggregate amount of $264,000 and expects to make rental payments in 1998 in the aggregate amount of $264,000. Cavalier - Alabama has the option to purchase the leased property at any time during the term of the lease for $1,500,000. The Company believes that the payments made and to be made under the lease are reasonable compared to amounts that would be paid to an unaffiliated entity for similar property.

         Quality Housing Supply, LLC ("Quality"), a wholly owned subsidiary of the Company, leases a manufacturing facility from a corporation whose shareholders include Mike Kennedy, Jonathan B. Lowe and Michael P. Lowe, each of whom owns 10% of the outstanding common stock of such corporation. These individuals beneficially own, in the aggregate, 32,600 shares (less than 1%) of the outstanding Common Stock of the Company. The lease expires in July, 2004 and provides for rental payments to be made by Quality in the amount of $150,000 per year until July, 2000, at which time annual rental payments will be increased to $180,000 per year. Quality made rental payments under the lease in the amount of $150,000 in 1997 and expects to make rental payments in the amount of $150,000 in 1998. The lease further provides that Quality has the option to purchase the leased property at any time during the term of the lease. If Quality exercises this right prior to July 1, 2000, the purchase price will be $1,125,000. This purchase price is subject to adjustment based on changes in the consumer price index if such purchase is made on July 1, 2000 or thereafter. The Company believes that the payments made and to be made under the lease are reasonable compared to amounts that would be paid to an unaffiliated entity for similar property.

         Quality also leases a warehouse from a corporation in which John W Lowe owns a 25% interest. This lease expires in April, 1999, but may be renewed for an additional five years at the option of Quality. The lease provides for rental payments to be made by Quality in the amount of $72,000 per year during the initial lease term. If Quality exercises its right to renew this lease, the rent payable under the lease will be adjusted based on the consumer price index, but in no event will the annual rent be less than $90,000. Quality made rental payments under the lease in the amount of $72,000 in 1997 and expects to make rental payments in the amount of $72,000 in 1998. The lease further provides that Quality has the option to purchase the leased property for $850,000 if such purchase is made during the initial lease term. If such purchase occurs following the initial lease term, the $850,000 purchase price is subject to adjustment based on changes in the consumer price index. The Company believes that the payments made and to be made under the lease are reasonable compared to amounts that would be paid to an unaffiliated entity for similar property.

         In March 1996, the Company entered into a $23 million revolving, warehouse and term loan agreement (the "Credit Facility") with First Commercial Bank which amended the previous Credit Facility entered into in February 1994. The Credit Facility contains a revolving line of credit which provides for borrowings (including letters of credit) of up to 80% and 50% of the Company's eligible (as defined) accounts receivable and inventories, respectively, up to a maximum of $5 million. Interest is payable under the revolving line of credit at the bank's prime rate. The warehouse and term loan agreements contained in the Credit Facility provide for borrowings of up to 80% of the Company's eligible (as defined) installment sales contracts, up to a maximum of $18 million. Interest on term notes is fixed for a period of five years from issuance at a rate based on the weekly average yield on five-year treasury securities averaged over the preceding 13 weeks, plus 2%, and floats for the remaining two years at a rate (subject to certain limits) equal to the bank's prime rate plus .75%. The warehouse component of the Credit Facility provides for borrowings of up to $2 million with interest payable at the bank's prime rate plus 1%. Amounts outstanding under the Credit Facility are secured by accounts receivable and inventory, loans purchased and originated by Cavalier Acceptance Corporation, a subsidiary of the Company, and the capital stock of certain Company subsidiaries. Under the Credit Facility, $12.8 million was outstanding at December 31, 1997. During 1997, the Company made payments to First Commercial Bank in the amounts of $712,375 for interest and $70,286 for letter of credit and placement fees arising from industrial bond financing involving Cavalier -Alabama and Buccaneer Homes, both divisions of one of the Company's manufacturing subsidiaries. The Company has received a commitment from First Commercial Bank for a two-year renewal amendment to the Credit Facility, which currently expires in April 1998, providing for borrowings of up to $35 million. The renewal provides for a revolving line of credit with a maximum of $10 million (an increase from $5 million) and a warehouse line of $35 million (an increase from $18 million) which includes a fixed rate term-loan feature. The renewal commitment also provides for interest payable under both the revolving and warehouse lines of credit, at the Company's option, of either the bank's prime rate or 90 Day LIBOR plus 2.5%, while interest on the term notes is fixed for a period of five years from issuance at a rate based on the weekly average yield on five-year treasury securities averaged over the preceding thirteen weeks, plus 1.95%, and floats for the remaining two years at a rate (subject to certain limits) equal to the bank's prime rate plus .75%. The Company does not expect a material change to the restrictive and financial covenants included in the Credit Facility. Mr. Broughton, a director of the Company, is the President of First Commercial Bank. The Company believes that the terms of the Credit Facility are reasonable compared to terms that would be present in a similar credit facility entered into with an unaffiliated entity.

         In July 1997, the Company, along with three other manufactured housing producers, became a limited partner in three separate limited partnerships formed to do business in the State of Texas. One of the limited partnerships was formed to own real estate (the "Real Estate Partnership") that will be leased to the other limited partnerships, one of which is expected to engage in the business of producing roof trusses (the "WoodPerfect Partnership") and the other of which is expected to engage in the business of laminating wall panels (the "Hillsboro Partnership"). Each of the operating partnerships is expected to sell its products to manufactured housing producers, including those producers that are partners in such partnership. Financing for these businesses was provided through industrial bond financing, and the lease payments from the WoodPerfect Partnership and the Hillsboro Partnership to the Real Estate Partnership are designed to service this indebtedness. In addition, First Commercial Bank provides a line of credit to the WoodPerfect Partnership and the Hillsboro Partnership, and has also issued a letter of credit as security for the industrial bond financing, for which First Commercial Bank receives customary fees. The Company owns an approximate 20% interest in the Real Estate Partnership and the WoodPerfect Partnership, and an approximate 25% interest in the Hillsboro Partnership. Lee Roy Jordan is also an approximate 20% limited partner in the Real Estate Partnership and the WoodPerfect Partnership. Mr. Jordan is a director of the Company and a beneficial owner of 53,514 shares of the Common Stock of the Company. Mr. Jordan is also the sole member in the two limited liability companies that serve as the general partners to the Real Estate Partnership, and the WoodPerfect Partnership. One of the limited liability companies owns a 0.01% interest in the Real Estate Partnership, and the other limited liability company owns a 0.01% interest in the WoodPerfect Partnership. The WoodPerfect Partnership and the Hillsboro Partnership had not commenced manufacturing operations as of the date of this Proxy Statement.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Quality leases a manufacturing facility from a corporation whose shareholders include Mike Kennedy, who owns 12.5% of the shares of common stock of such corporation. This lease has an initial term ending on November 30, 2000, and Quality has the option to renew the lease for an additional term of five years. Quality made rental payments under the lease in the amount of $48,000 in 1997 and expects to make rental payments in the amount of $48,000 in 1998. The lease further provides that Quality has the option to purchase the leased property for $530,000 if such purchase is made during the initial lease term. If such purchase occurs following the initial lease term, the $530,000 purchase price is subject to adjustment based on changes in the consumer price index. The Company believes that the payments made and to be made under the lease are reasonable compared to amounts that would be paid to an unaffiliated entity for similar property.

         Belmont, a wholly owned subsidiary of the Company, paid approximately $270,000 in 1997 for the construction of plant facilities to a corporation in which A. Douglas Jumper, Sr. owns a 50% interest. Mr. Jumper also serves as the president of this corporation. Mr. Jumper beneficially owns approximately 2.6% of the outstanding Common Stock of the Company. The Company believes that the payments made to this corporation are reasonable compared to amounts that would have been paid to an unaffiliated entity for similar services.

         For a discussion of certain other relationships and transactions involving directors or executive officers of the Company, see "Compensation Committee Interlocks and Insider Participation" above.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         The Company's executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock are required under the Exchange Act to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Copies of these reports must also be furnished to the Company. Based solely on a review of copies of such reports furnished to the Company, the Company believes that during 1997 all applicable filing requirements were complied with in a timely manner.

                                  OTHER MATTERS

         The Board of Directors does not know of any other business to be presented for consideration at the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in their best judgment.

                              STOCKHOLDER PROPOSALS

         Stockholder proposals submitted for consideration at the 1999 Annual Meeting of Stockholders must be received by the Company no later than December 11, 1998, to be included in the 1999 proxy materials.

         COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1997, IN FORM AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, MAY BE OBTAINED WITHOUT CHARGE FROM MICHAEL R. MURPHY, SECRETARY OF THE COMPANY, POST OFFICE BOX 540, HIGHWAY 41 NORTH AND CAVALIER ROAD, ADDISON, ALABAMA 35540, ON THE WRITTEN REQUEST OF PERSONS WHO WERE STOCKHOLDERS BENEFICIALLY OR OF RECORD AS OF MARCH 23, 1998.

                              CAVALIER HOMES, INC.

                              /s/ Michael R. Murphy

                                  Michael R. Murphy
                                      Secretary

Addison, Alabama
April 10, 1998

                                                                        APPENDIX


                           CAVALIER HOMES, INC. PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby appoints David A. Roberson and Michael R. Murphy, or either of them, proxies of the undersigned, with full power of substitution, to represent and to vote all shares of Common Stock of Cavalier Homes, Inc. which the undersigned would be entitled to vote at the Annual Meeting of Stockholders of Cavalier Homes, Inc., to be held on Wednesday, May 20, 1998, beginning at 10:00 A.M., C.D.T., at The Summit Club, Suite 3100, AmSouth-Harbert Plaza, 1901 6th Avenue North, Birmingham, Alabama and at any adjournment or postponement thereof, in the following manner:

1.   ELECTION OF DIRECTORS

     [ ]  FOR all nominees listed below          [ ]   AUTHORITY WITHHELD
          (except as otherwise instructed below)       to vote for all nominees
                                                       listed below


         Thomas A. Broughton, III, Barry B. Donnell, Lee Roy Jordan, A. Douglas Jumper, Sr., Mike Kennedy, John W Lowe, Gerald W. Moore, Michael R. Murphy and David A. Roberson

-------------------------------------------------------------------------------
To withhold authority to vote for any nominee, write that nominee's name in the space provided below.

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2.   PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF DELOITTE & TOUCHE LLP
     AS INDEPENDENT PUBLIC ACCOUNTANTS.

     [ ]  FOR                     [ ]  AGAINST                    [ ]  ABSTAIN

                   (Continued and to be signed on other side)

3.  OTHER MATTERS

    [ ]  In their discretion, upon such other   [ ]   AUTHORITY WITHHELD
         matters as may properly come before          to vote upon such matters
         the meeting

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2 AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.

                                   Dated:                               , 1998
                                         -------------------------------

                                   -------------------------------------------
                                   Signature

                                   -------------------------------------------
                                   Signature

                                   Please sign this proxy exactly as your name appears hereon. When signing as executor, administrator, trustee, corporate officer, etc., please give full title. In case of joint owners, each joint owner should sign.

                                   Please Date, Sign and Return TODAY in the
                                   Enclosed Envelope.

                                   No Postage Required if Mailed in the United
                                   States.